SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 1, 2001


                              CKF Bancorp, Inc.
          ----------------------------------------------------
         (Exact name of registrant as specified in its charter)


           Delaware                0-25180                    61-1267810
---------------------------       ----------              ----------------
State or other jurisdiction       Commission              (I.R.S. Employer
     of incorporation             File Number            Identification No.)


340 West Main Street, Danville, Kentucky                         40422
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip Code)

   Registrant's telephone number (including area code)  (859) 236-4181

                              Not Applicable
      ------------------------------------------------------------
      (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     Effective June 1, 2001, CKF Bancorp, Inc. ("Corporation") and its wholly-owned subsidiary, Central Kentucky Federal Savings Bank ("Savings Bank") consummated the previously announced acquisition of First Lancaster Bancshares, Inc. ("First Lancaster") and its wholly-owned subsidiary, First Lancaster Federal Savings Bank ("First Lancaster Federal "). The acquisition was accomplished by the Savings Bank incorporating a Delaware corporation for the purpose of consummating the merger ("Merger Sub") and the merger of First Lancaster with and into a Merger Sub and by the merger of the First Lancaster Federal with and into the Savings Bank. Shareholders of First Lancaster received a cash payment of $16.27 for each share of First Lancaster common stock that they owned.

     Additional information concerning the acquisition is contained in the press release issued by the Corporation on June 1, 2001, attached hereto as
Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit

        2 Agreement and Plan of Merger dated December 14, 2000 by and among CKF Bancorp, Inc., Central Kentucky Federal Savings Bank, First Lancaster Bancshares, Inc. and First Lancaster Federal Savings Bank (incorporated by reference to Exhibit 2 to the Corporation's Form 8-K filed December 21, 2001).

       99    Press Release dated  June 1, 2001.

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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CKF BANCORP, INC.


DATE: June 1, 2001                 By: /s/John H. Stigall
                                       -------------------------------------
                                       John H. Stigall
                                       President and Chief Executive Officer

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                                Exhibit 99

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PRESS RELEASE

FOR IMMEDIATE RELEASE                   CONTACT:  John H. Stigall
                                                    President and Chief
                                                  Executive Officer
                                                  CKF Bancorp, Inc.
                                                  (859) 236-4181


                       CKF BANCORP, INC. COMPLETES
             ACQUISITION OF FIRST LANCASTER BANCSHARES, INC.

     DANVILLE, Kentucky--(BUSINESS WIRE) June 1, 2001 CKF Bancorp, Inc. (Nasdaq Smallcap: CKFB), the holding company for Central Kentucky Federal Savings Bank, today announced the completion of its acquisition of First Lancaster Bancshares, Inc. and its wholly owned subsidiary, First Lancaster Federal Savings Bank ("First Lancaster Federal"), effective June 1, 2001. As a result of the transaction, First Lancaster Federal was merged into Central Kentucky Federal.

     In the transaction, First Lancaster Bancshares's shareholders will receive $16.27 per share in cash for a total deal value of approximately $13.7 million. The acquisition will be accounted for as a purchase.

     First Lancaster Bancshares, headquartered in Lancaster, Kentucky, had total assets of $56.3 million at March 31, 2001. It has one full service office in Lancaster, and a loan production office in Nicholasville, Kentucky.

     "We are excited to have completed this transaction," stated John H. Stigall, President and Chief Executive Officer of CKF Bancorp and Central Kentucky Federal. "We look forward to providing an enhanced range of community banking services to the customers of both banks."

     CKF Bancorp through its subsidiary, Central Kentucky Federal, operates as a full service community bank in Danville, Kentucky. CKF Bancorp intends to operate First Lancaster Federal Savings Bank's banking offices as branches of Central Kentucky Federal. At March 31, 2001, CKF Bancorp had total assets of $83.9 million and total stockholders' equity of $12.2 million.

     This press release contains certain forward-looking statements consisting of estimates with Statements concerning future developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: the effect of interest rate changes; competition in the financial services market for both deposits and loans; CKF Bancorp's ability to efficiently incorporate acquisitions into its operations; the ability of CKF Bancorp's and its subsidiary to increase its customer base; and regional and general economic conditions.

Contact:
        John H. Stigall
        President and Chief Executive Officer
        CKF Bancorp, Inc.
        859-236-4181

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